EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2008

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2008

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet and Supplemental Average Balance Sheet Information	3 - 4
Details of Net Interest Margin	5
Selected Income Statement Information and Trading Revenue	6
Details of Loans	7
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments	8
Details of Nonperforming Assets	9 -10
Business Segment Results:
Business Segment Products and Services	11
Summary of Earnings and Revenue	12
Period-end Employees	12
Retail Banking	13 -15
Corporate & Institutional Banking	16
Global Investment Servicing (formerly, PFPC)	17
Glossary of Terms	18 - 20

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 17, 2008. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

Sterling Financial Corporation Acquisition

We completed our acquisition of Sterling Financial Corporation (“Sterling”) on April 4, 2008. Sterling shareholders received an aggregate of approximately $224 million in cash and 4.6 million shares of PNC common stock.

Hilliard Lyons Divestiture

On March 31, 2008, we completed the sale of J.J.B. Hilliard, W.L. Lyons, LLC (“Hilliard Lyons”), a Louisville, Kentucky-based wholly-owned subsidiary of PNC and a full-service brokerage and financial services provider, to Houchens Industries, Inc. We recognized an after-tax gain of $23 million in the first quarter of 2008 in connection with this divestiture. Information for the periods presented reflects the reclassification of results for Hilliard Lyons, including the gain on the sale of this business, from the Retail Banking business segment to “Other, including BlackRock.”

Yardville National Bancorp Acquisition

We completed our acquisition of Yardville National Bancorp (“Yardville”) on October 26, 2007 and our financial results include Yardville from that date. PNC issued approximately 3.4 million shares of PNC common stock and paid approximately $156 million in cash as consideration for the acquisition. PNC converted the Yardville banking charter and financial and customer data onto PNC’s financial and operational systems during March 2008.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Six months ended		Three months ended
In millions, except per share data	June 30 2008	June 30 2007	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Interest Income
Loans	$2,121	$1,980	$1,050	$1,071	$1,123	$1,129	$1,084
Securities available for sale	823	665	419	404	398	366	355
Other	252	224	108	144	149	132	115

Total interest income	3,196	2,869	1,577	1,619	1,670	1,627	1,554

Interest Expense
Deposits	812	1,000	362	450	522	531	532
Borrowed funds	553	508	238	315	355	335	284

Total interest expense	1,365	1,508	600	765	877	866	816

Net interest income	1,831	1,361	977	854	793	761	738

Noninterest Income
Fund servicing	462	412	234	228	215	208	209
Asset management	409	355	197	212	225	204	190
Consumer services	319	336	149	170	179	177	179
Corporate services	349	335	185	164	180	198	176
Service charges on deposits	174	169	92	82	90	89	92
Net securities gains (losses)	40	(2)	(1)	41	(1)	(2)	1
Other	276	361	206	70	(54)	116	128

Total noninterest income	2,029	1,966	1,062	967	834	990	975

Total revenue	3,860	3,327	2,039	1,821	1,627	1,751	1,713
Provision for credit losses	337	62	186	151	188	65	54
Noninterest Expense
Personnel	1,091	1,034	547	544	553	553	544
Occupancy	185	168	90	95	95	87	81
Equipment	176	150	94	82	84	77	79
Marketing	56	50	34	22	29	36	29
Other	649	582	350	299	452	346	307

Total noninterest expense	2,157	1,984	1,115	1,042	1,213	1,099	1,040

Income before income taxes	1,366	1,281	738	628	226	587	619
Income taxes	484	399	233	251	48	180	196

Net income	$882	$882	$505	$377	$178	$407	$423

Earnings Per Common Share
Basic	$2.58	$2.71	$1.47	$1.11	$.53	$1.21	$1.24
Diluted	$2.54	$2.67	$1.45	$1.09	$.52	$1.19	$1.22

Average Common Shares Outstanding
Basic	342	325	344	339	338	337	342
Diluted	345	329	347	342	341	340	346

Efficiency	56%	60%	55%	57%	75%	63%	61%

Noninterest income to total revenue	53%	59%	52%	53%	51%	57%	57%

Effective tax rate (a)	35.4%	31.1%	31.6%	40.0%	21.2%	30.7%	31.7%

(a)	The higher effective tax rates for the first quarter and first six months of 2008 were due to taxes associated with the gain on the sale of Hilliard Lyons. The lower effective tax rate for the fourth quarter of 2007 was primarily due to lower pretax income in relation to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Assets
Cash and due from banks	$3,525	$3,934	$3,567	$3,318	$3,177
Federal funds sold and resale agreements (includes $1,001 and $1,032 measured at fair value at June 30, 2008 and March 31, 2008) (a)	3,015	2,157	2,729	2,360	1,824
Trading securities and other short-term investments	2,705	3,987	4,129	3,944	3,667
Loans held for sale (includes $1,604 and $2,068 measured at fair value at June 30, 2008 and March 31, 2008) (a)	2,288	2,516	3,927	3,004	2,562
Securities available for sale	31,032	28,581	30,225	28,430	25,903
Loans, net of unearned income of $934, $951, $990, $986, and $1,004	73,040	70,802	68,319	65,760	64,714
Allowance for loan and lease losses	(988)	(865)	(830)	(717)	(703)

Net loans	72,052	69,937	67,489	65,043	64,011
Goodwill	8,824	8,244	8,405	7,836	7,745
Other intangible assets	1,104	1,105	1,146	1,099	913
Equity investments	6,376	6,187	6,045	5,975	5,584
Other	11,850	13,343	11,258	10,357	10,265

Total assets	$142,771	$139,991	$138,920	$131,366	$125,651

Liabilities
Deposits
Noninterest-bearing	$19,869	$19,176	$19,440	$18,570	$18,302
Interest-bearing	64,820	61,234	63,256	59,839	58,919

Total deposits	84,689	80,410	82,696	78,409	77,221
Borrowed funds
Federal funds purchased	7,343	5,154	7,037	6,658	7,212
Repurchase agreements	1,887	2,510	2,737	1,990	2,805
Federal Home Loan Bank borrowings	9,572	9,663	7,065	4,772	104
Bank notes and senior debt (includes $11 measured at fair value at both June 30, 2008 and March 31, 2008) (a)	5,804	6,842	6,821	7,794	7,537
Subordinated debt	5,169	5,402	4,506	3,976	4,226
Other	2,697	3,208	2,765	2,263	2,632

Total borrowed funds	32,472	32,779	30,931	27,453	24,516
Allowance for unfunded loan commitments and letters of credit	124	152	134	127	125
Accrued expenses	3,388	3,878	4,330	4,077	3,663
Other	4,981	6,341	4,321	5,095	4,252

Total liabilities	125,654	123,560	122,412	115,161	109,777

Minority and noncontrolling interests in consolidated entities	2,009	2,008	1,654	1,666	1,370

Shareholders’ Equity
Preferred stock (b)
Common stock - $5 par value Authorized 800 shares, issued 357, 353, 353, 353, and 353 shares	1,787	1,764	1,764	1,764	1,764
Capital surplus	3,387	2,603	2,618	2,631	2,606
Retained earnings	11,940	11,664	11,497	11,531	11,339
Accumulated other comprehensive loss	(1,227)	(779)	(147)	(255)	(439)
Common stock held in treasury at cost: 11, 12, 12, 16, and 11 shares	(779)	(829)	(878)	(1,132)	(766)

Total shareholders’ equity	15,108	14,423	14,854	14,539	14,504

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$142,771	$139,991	$138,920	$131,366	$125,651

Capital Ratios
Tier 1 risk-based (c)	8.1%	7.7%	6.8%	7.5%	8.3%
Total risk-based (c)	11.8	11.4	10.3	10.9	11.8
Leverage (c)	7.3	6.8	6.2	6.8	7.3
Tangible common equity	4.3	4.7	4.7	5.2	5.5
Common shareholders’ equity to assets	10.2	10.3	10.7	11.1	11.5

(a)	Amounts represent items for which the Corporation has elected the fair value option under SFAS 159.
(b)	Less than $.5 million at each date.
(c)	The ratios as of June 30, 2008 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended
In millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Assets
Interest-earning assets:
Securities available for sale
Residential mortgage-backed	$20,677	$20,506	$20,592	$19,541	$19,280
Commercial mortgage-backed	5,838	5,538	4,921	4,177	3,646
Asset-backed	3,363	2,849	2,704	2,454	2,531
U.S. Treasury and government agencies	47	90	155	281	344
State and municipal	773	411	306	233	203
Other debt	347	84	52	25	33
Corporate stocks and other	385	494	458	381	383

Total securities available for sale	31,430	29,972	29,188	27,092	26,420
Loans, net of unearned income
Commercial	30,825	29,147	27,528	26,352	25,845
Commercial real estate	9,340	8,986	8,919	8,272	8,320
Lease financing	2,646	2,484	2,552	2,581	2,566
Consumer	20,558	18,897	18,150	17,954	17,886
Residential mortgage	9,193	9,411	9,605	9,325	8,527
Other	266	391	400	393	411

Total loans, net of unearned income	72,828	69,316	67,154	64,877	63,555
Loans held for sale	2,350	3,607	3,408	2,842	2,611
Federal funds sold and resale agreements	2,528	3,040	2,516	2,163	1,832
Other	4,068	5,384	4,926	4,342	3,606

Total interest-earning assets	113,204	111,319	107,192	101,316	98,024
Noninterest-earning assets:
Allowance for loan and lease losses	(900)	(852)	(749)	(708)	(692)
Cash and due from banks	2,725	3,027	3,089	3,047	2,991
Other	26,363	27,061	25,418	23,977	22,997

Total assets	$141,392	$140,555	$134,950	$127,632	$123,320

Supplemental Average Balance Sheet Information (Unaudited)

Trading Assets
Securities (a)	$2,471	$3,872	$3,486	$3,293	$2,144
Resale agreements (b)	1,731	2,129	1,320	1,267	1,247
Financial derivatives (c)	2,028	2,808	1,785	1,389	1,221
Loans at fair value (c)	92	114	148	164	161

Total trading assets	$6,322	$8,923	$6,739	$6,113	$4,773

(a)	Included in “Interest-earning assets-Other” above.
(b)	Included in “Federal funds sold and resale agreements” above.
(c)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended
In millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$27,543	$25,405	$24,697	$24,151	$23,979
Demand	9,997	9,580	9,587	9,275	9,494
Savings	2,813	2,625	2,662	2,841	2,988
Retail certificates of deposit	16,791	16,556	16,921	16,563	17,426
Other time	4,686	3,813	1,948	2,748	2,297
Time deposits in foreign offices	4,112	6,026	6,488	4,616	4,220

Total interest-bearing deposits	65,942	64,005	62,303	60,194	60,404
Borrowed funds
Federal funds purchased	4,702	5,564	5,232	6,249	6,102
Repurchase agreements	2,185	2,614	2,875	2,546	2,507
Federal Home Loan Bank borrowings	9,602	8,233	6,339	2,097	106
Bank notes and senior debt	6,621	6,754	7,676	7,537	5,681
Subordinated debt	5,132	4,649	4,118	4,039	4,466
Other	2,854	4,247	2,353	2,741	2,459

Total borrowed funds	31,096	32,061	28,593	25,209	21,321

Total interest-bearing liabilities	97,038	96,066	90,896	85,403	81,725
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity:
Demand and other noninterest-bearing deposits	18,045	17,564	18,472	18,211	17,824
Allowance for unfunded loan commitments and letters of credit	152	135	127	125	121
Accrued expenses and other liabilities	9,410	10,690	9,035	8,117	7,655
Minority and noncontrolling interests in consolidated entities	2,008	1,817	1,658	1,414	1,367
Shareholders’ equity	14,739	14,283	14,762	14,362	14,628

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$141,392	$140,555	$134,950	$127,632	$123,320

Supplemental Average Balance Sheet Information (Unaudited) (Continued)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$65,942	$64,005	$62,303	$60,194	$60,404
Demand and other noninterest-bearing deposits	18,045	17,564	18,472	18,211	17,824

Total deposits	$83,987	$81,569	$80,775	$78,405	$78,228

Transaction deposits	$55,585	$52,549	$52,756	$51,637	$51,297

Common shareholders’ equity	$14,513	$14,276	$14,755	$14,355	$14,621

Trading Liabilities
Securities sold short (a)	$1,157	$2,127	$1,748	$1,960	$1,431
Repurchase agreements and other borrowings (b)	691	661	630	637	669
Financial derivatives (c)	2,051	2,856	1,772	1,400	1,230
Borrowings at fair value (c)	25	30	39	41	40

Total trading liabilities	$3,924	$5,674	$4,189	$4,038	$3,370

(a)	Included in “Borrowed funds-Other” above.
(b)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(c)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Margin (Unaudited)

	Three months ended
Net Interest Margin (a)	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Average yields/rates
Yield on interest-earning assets
Loans	5.76%	6.18%	6.62%	6.89%	6.81%
Securities available for sale	5.35	5.41	5.46	5.42	5.37
Other	5.04	4.88	5.51	5.56	5.94
Total yield on interest-earning assets	5.59	5.83	6.19	6.37	6.35
Rate on interest-bearing liabilities
Deposits	2.20	2.82	3.31	3.49	3.52
Borrowed funds	3.04	3.89	4.88	5.22	5.28
Total rate on interest-bearing liabilities	2.47	3.17	3.81	3.99	3.98

Interest rate spread	3.12	2.66	2.38	2.38	2.37
Impact of noninterest-bearing sources	.35	.43	.58	.62	.66

Net interest margin	3.47%	3.09%	2.96%	3.00%	3.03%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007 were $10 million, $9 million, $7 million, $6 million and $8 million, respectively.

THE PNC FINANCIAL SERVICES GROUP, INC.

Selected Consolidated Income Statement Information and Trading Revenue (Unaudited)

SELECTED CONSOLIDATED INCOME STATEMENT INFORMATION

	Three months ended
In millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
NONINTEREST INCOME
Brokerage (a)	$39	$66	$69	$71	$72
Trading income (losses) (b)	53	(76)	(10)	33	29
Equity management gains (losses)	(7)	23	21	47	2
BlackRock LTIP shares adjustment	80	40	(128)	(50)	(1)
Commercial mortgage loans and commitments held for sale valuations, net of hedges	21	(177)	(30)
Gain on sale of Hilliard Lyons (c)		114
Visa redemption gain		95

PROVISION FOR CREDIT LOSSES
Integration costs	23		45

NONINTEREST EXPENSE
Integration costs	13	14	35	41	15
Visa indemnification liability		(43)	82

(a)	Amounts through March 31, 2008 include the impact of Hilliard Lyons, which was sold on that date.
(b)	For the first quarter of 2008 and the fourth quarter of 2007, Corporate & Institutional Banking generated trading income which was more than offset by trading losses in Other, including BlackRock.
(c)	The impact of the gain was $23 million after taxes.

TRADING REVENUE

	Three months ended
In millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Net interest income (expense)	$23	$16	$7	$(1)	$1
Noninterest income	53	(76)	(10)	33	29

Total trading revenue	$76	$(60)	$(3)	$32	$30

Securities underwriting and trading (d)	$19	$(9)	$10	$14	$8
Foreign exchange	17	16	16	15	13
Financial derivatives	40	(67)	(29)	3	9

Total trading revenue	$76	$(60)	$(3)	$32	$30

(d)	Includes changes in fair value for certain loans accounted for at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

Period ended - in millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Commercial
Retail/wholesale	$6,374	$6,298	$5,973	$5,506	$5,388
Manufacturing	5,322	5,170	4,705	4,609	4,575
Other service providers	3,670	3,563	3,529	3,816	3,726
Real estate related (a)	6,101	5,701	5,425	4,232	4,821
Financial services	1,452	1,390	1,268	1,901	1,587
Health care	1,637	1,605	1,446	1,256	1,266
Other	6,419	5,912	6,261	5,415	4,581

Total commercial	30,975	29,639	28,607	26,735	25,944

Commercial real estate
Real estate projects	6,539	6,448	6,114	5,807	5,767
Mortgage	2,912	2,603	2,792	2,507	2,564

Total commercial real estate	9,451	9,051	8,906	8,314	8,331

Lease financing	3,522	3,464	3,500	3,539	3,587

Total commercial lending	43,948	42,154	41,013	38,588	37,862

Consumer
Home equity	14,735	14,315	14,447	14,366	14,268
Education	2,117	2,024	132	110	107
Automobile	1,590	1,533	1,513	1,521	1,962
Other	2,245	2,156	2,234	2,160	1,697

Total consumer	20,687	20,028	18,326	18,157	18,034

Residential mortgage	9,047	9,299	9,557	9,605	9,440
Other	292	272	413	396	382
Unearned income	(934)	(951)	(990)	(986)	(1,004)

Total, net of unearned income	$73,040	$70,802	$68,319	$65,760	$64,714

(a)	Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Beginning balance	$865	$830	$717	$703	$690
Charge-offs
Commercial	(71)	(70)	(60)	(38)	(27)
Commercial real estate	(24)	(11)	(12)	(3)	(1)
Lease financing	(2)	(1)
Consumer	(33)	(28)	(24)	(17)	(15)

Total charge-offs	(130)	(110)	(96)	(58)	(43)
Recoveries
Commercial	11	8	10	5	8
Commercial real estate	3				1
Lease financing	1
Consumer	3	4	3	4	2

Total recoveries	18	12	13	9	11
Net charge-offs
Commercial	(60)	(62)	(50)	(33)	(19)
Commercial real estate	(21)	(11)	(12)	(3)
Lease financing	(1)	(1)
Consumer	(30)	(24)	(21)	(13)	(13)

Total net charge-offs	(112)	(98)	(83)	(49)	(32)
Provision for credit losses (a)	186	151	188	65	54
Acquired allowance (b)	20		15		(5)
Net change in allowance for unfunded loan commitments and letters of credit	29	(18)	(7)	(2)	(4)

Ending balance	$988	$865	$830	$717	$703

Supplemental Information
Net charge-offs to average loans (For the three months ended)	.62%	.57%	.49%	.30%	.20%
Allowance for loan and lease losses to loans	1.35	1.22	1.21	1.09	1.09
Allowance for loan and lease losses to nonperforming loans	142	151	183	274	303

Commercial lending net charge-offs (c)	$(82)	$(74)	$(62)	$(36)	$(19)
Consumer lending net charge-offs (d)	(30)	(24)	(21)	(13)	(13)

Total net charge-offs	$(112)	$(98)	$(83)	$(49)	$(32)

Net charge-offs to average loans
Commercial lending	.77%	.73%	.63%	.38%	.21%
Consumer lending	.41	.34	.30	.19	.20

(a)	Amount for the second quarter of 2008 included integration costs of $23 million related to Sterling and amount for the fourth quarter of 2007 included $45 million related to Yardville.
(b)	Amount for the second quarter of 2008 related to Sterling, for the fourth quarter of 2007 related to Yardville, and for the second quarter of 2007 related to Mercantile.
(c)	Includes commercial, commercial real estate and equipment lease financing.
(d)	Includes consumer and residential mortgage.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Beginning balance	$152	$134	$127	$125	$121
Acquired allowance - Sterling	1
Net change in allowance for unfunded loan commitments and letters of credit	(29)	18	7	2	4

Ending balance	$124	$152	$134	$127	$125

Net Unfunded Commitments

In millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Net unfunded commitments	$51,533	$52,426	$53,347	$52,590	$50,678

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Nonaccrual loans
Commercial
Retail/wholesale	$58	$32	$39	$41	$23
Manufacturing	34	47	35	41	39
Other service providers	66	68	48	38	30
Real estate related (c)	70	63	45	15	9
Financial services	10	16	15	1	1
Health care	7	4	4	4	5
Other	8	8	7	4	19

Total commercial	253	238	193	144	126
Commercial real estate
Real estate projects	330	251	184	64	59
Mortgage	35	22	28	11	3

Total commercial real estate	365	273	212	75	62
Consumer	24	19	17	15	14
Residential mortgage (d)	49	38	27	25	28
Lease financing	4	3	3	3	2

Total nonaccrual loans (d)	695	571	452	262	232
Restructured loans		2	2

Total nonperforming loans (d)	695	573	454	262	232
Foreclosed and other assets
Residential mortgage	28	21	16	16	12
Lease financing		11	11	12	12
Other	10	10	14	11	4

Total foreclosed and other assets	38	42	41	39	28

Total nonperforming assets (a) (b) (d)	$733	$615	$495	$301	$260

Nonperforming loans to total loans (d)	.95%	.81%	.66%	.40%	.36%

Nonperforming assets to total loans and foreclosed assets (d)	1.00	.87	.72	.46	.40

Nonperforming assets to total assets (d)	.51	.44	.36	.23	.21

(a) Excludes equity management assets carried at estimated fair value (amounts include troubled debt restructured assets of $4 million at September 30, 2007 and June 30, 2007):	$44	$5	$4	$12	$13
(b) Excludes loans held for sale carried at lower of cost or market value (amounts include troubled debt restructured assets of $20 million and $21 million at June 30, 2008 and March 31, 2008, respectively):	$59	$35	$25	$7	$17
(c) Includes loans related to customers in the real estate and construction industries.
(d) We have adjusted prior period amounts to be consistent with the current period methodology for recognizing nonaccrual residential mortgage loans serviced under master servicing arrangements.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions	Six months ended
January 1, 2008	$495
Acquisition	9
Transferred in	602
Principal activity including payoffs	(153)
Charge-offs/valuation adjustments	(185)
Returned to performing	(31)
Asset sales	(4)

June 30, 2008	$733

Largest Individual Nonperforming Assets at June 30, 2008 - in millions (a)

Ranking	Outstandings	Industry
1	$18	Construction
2	14	Retail trade
3	13	Construction
4	13	Construction
5	13	Construction
6	13	Construction
7	11	Construction
8	10	Construction
9	10	Construction
10	9	Construction

Total	$124

As a percent of total nonperforming assets	17%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Products and Services (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to approximately 2.9 million consumer and small business customers within our primary geographic markets. Our customers are serviced through 1,153 offices in our branch network, the call center located in Pittsburgh, and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania, New Jersey, Washington, D.C., Maryland, Virginia, Ohio, Kentucky and Delaware. Brokerage services are provided through PNC Investments, LLC and, prior to March 31, 2008, J.J.B. Hilliard, W.L. Lyons, Inc. (“Hilliard Lyons”).

Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

Global Investment Servicing, formerly PFPC, is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending, and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, subaccounting, and distribution. Financial advisor services include managed accounts and information management. This business segment serviced $2.6 trillion in total assets and 74 million shareholder accounts as of June 30, 2008 both domestically and internationally from locations in Ireland, Poland and Luxembourg.

BlackRock is one of the largest publicly traded investment management firms in the United States with $1.428 trillion of assets under management at June 30, 2008. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of fixed income, cash management, equity and balanced and alternative investment separate accounts and funds. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services globally to institutional investors. At June 30, 2008, PNC’s ownership interest in BlackRock was approximately 33.3%.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Earnings and Revenue (Unaudited)

	Three months ended
In millions (a) (b)	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Earnings
Retail Banking (c)	$140	$195	$211	$246	$222
Corporate & Institutional Banking	134	2	91	87	122
Global Investment Servicing (formerly, PFPC)	33	30	32	33	32
Other, including BlackRock (b) (c)	198	150	(156)	41	47

Total consolidated net income	$505	$377	$178	$407	$423

Revenue (a)
Retail Banking (c)	$889	$959	$943	$930	$921
Corporate & Institutional Banking	482	242	399	388	381
Global Investment Servicing (d)	237	228	214	209	208
Other, including BlackRock (b) (c)	431	392	71	224	203

Total consolidated revenue	$2,039	$1,821	$1,627	$1,751	$1,713

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 will provide additional business segment disclosures for BlackRock. Generally, PNC’s business segment earnings from BlackRock can be estimated by multiplying our approximately 33.3% ownership interest by BlackRock’s reported GAAP earnings, less the additional income taxes recorded by PNC on those earnings. The effective tax rate on those earnings is typically different than PNC’s consolidated effective tax rate due to the tax treatment of dividends received, if any, from BlackRock. PNC’s effective tax rate on its earnings from BlackRock for the second quarter of 2008 was approximately 24.7%.
(c)	Information for the periods presented reflects the reclassification of results for Hilliard Lyons, which we sold March 31, 2008, including the gain on its sale, from Retail Banking to “Other, including BlackRock.”
(d)	Global Investment Servicing revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs.

Period-end Employees	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Full-time employees:
Retail Banking	11,671	11,014	11,022	10,747	10,786
Corporate & Institutional Banking	2,310	2,218	2,290	2,267	2,084
Global Investment Servicing	4,946	4,865	4,784	4,504	4,522
Other
Operations & Technology	4,572	4,394	4,379	4,243	4,501
Staff Services and other	2,168	2,001	3,005	3,050	3,133

Total Other	6,740	6,395	7,384	7,293	7,634

Total full-time employees	25,667	24,492	25,480	24,811	25,026
Total part-time employees	2,938	2,843	2,840	2,823	3,028

Total employees	28,605	27,335	28,320	27,634	28,054

The period-end employee statistics disclosed for each business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Sterling and Yardville employees are included in the Retail Banking, Corporate & Institutional Banking and Other businesses at June 30, 2008. Yardville employees are also included in these categories at March 31, 2008 and December 31, 2007. Statistics at June 30, 2008 and March 31, 2008 exclude Hilliard Lyons employees; statistics at December 31, 2007, September 30, 2007 and June 30, 2007 reflect the reclassification of these employees from Retail Banking to Staff Services and other in the table above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
INCOME STATEMENT
Net interest income	$499	$498	$542	$535	$533
Noninterest income	390	461	401	395	388

Total revenue	889	959	943	930	921
Provision for credit losses	90	104	70	8	37
Noninterest expense	569	538	537	530	529

Pretax earnings	230	317	336	392	355
Income taxes	90	122	125	146	133

Earnings	$140	$195	$211	$246	$222

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$14,635	$14,366	$14,417	$14,296	$14,237
Indirect	2,071	2,026	2,031	2,033	2,036
Education	2,087	844	108	110	106
Other consumer	1,736	1,636	1,580	1,500	1,490

Total consumer	20,529	18,872	18,136	17,939	17,869
Commercial and commercial real estate	15,175	14,393	14,020	13,799	13,678
Floor plan	1,045	1,020	983	939	1,037
Residential mortgage	2,443	2,440	2,500	2,050	2,038
Other	67	65	69	69	71

Total loans	39,259	36,790	35,708	34,796	34,693
Goodwill and other intangible assets	6,158	5,806	5,651	5,562	5,596
Loans held for sale	57	1,131	1,572	1,567	1,554
Other assets	1,465	1,661	2,316	2,676	2,431

Total assets	$46,939	$45,388	$45,247	$44,601	$44,274

Deposits
Noninterest-bearing demand (b)	$10,824	$10,458	$10,967	$11,191	$11,065
Interest-bearing demand	9,641	9,237	9,173	8,869	9,097
Money market	19,346	17,732	17,328	17,020	17,100

Total transaction deposits	39,811	37,427	37,468	37,080	37,262
Savings	2,800	2,609	2,651	2,831	2,981
Certificates of deposit	16,445	16,321	16,768	16,502	17,531

Total deposits	59,056	56,357	56,887	56,413	57,774
Other liabilities	318	348	382	342	462
Capital	3,833	3,560	3,548	3,517	3,647

Total funds	$63,207	$60,265	$60,817	$60,272	$61,883

PERFORMANCE RATIOS
Return on average capital	15%	22%	24%	28%	24%
Noninterest income to total revenue	44	48	43	42	42
Efficiency	64	56	57	57	57

(a)	See notes (a) and (c) on page 12. Information for the periods presented excludes the impact of Hilliard Lyons, which was sold on March 31, 2008, including the gain on its sale.
(b)	Average balance for the first quarter of 2008 reflects a transfer of $140 million to the Corporate & Institutional Banking business segment.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions except as noted	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
OTHER INFORMATION (a) (b)
Credit-related statistics:
Commercial nonperforming assets	$304	$221	$190	$104	$110
Consumer nonperforming assets	49	38	35	33	30

Total nonperforming assets	$353	$259	$225	$137	$140

Commercial net charge-offs	$45	$61	$24	$20	$13
Consumer net charge-offs	31	23	21	14	12

Total net charge-offs (c)	$76	$84	$45	$34	$25

Commercial annualized net charge-off ratio	1.11%	1.59%	.63%	.54%	.35%
Consumer annualized net charge-off ratio	.54%	.43%	.40%	.28%	.24%
Total annualized net charge-off ratio (c)	.78%	.92%	.50%	.39%	.29%

Other statistics:
Full-time employees	11,671	11,014	11,022	10,747	10,786
Part-time employees	2,371	2,322	2,298	2,236	2,344
ATMs	4,015	3,903	3,900	3,870	3,917
Branches (d)	1,153	1,096	1,109	1,072	1,084

ASSETS UNDER ADMINISTRATION (in billions) (e)
Assets under management
Personal	$46	$46	$48	$52	$50
Institutional	20	19	20	20	22

Total	$66	$65	$68	$72	$72

Asset Type
Equity	$36	$36	$40	$42	$41
Fixed income	17	17	17	19	19
Liquidity/Other	13	12	11	11	12

Total	$66	$65	$68	$72	$72

Nondiscretionary assets under administration
Personal	$30	$30	$30	$31	$30
Institutional	81	81	83	81	81

Total	$111	$111	$113	$112	$111

Asset Type
Equity	$47	$46	$49	$50	$47
Fixed income	27	27	28	27	28
Liquidity/Other	37	38	36	35	36

Total	$111	$111	$113	$112	$111

(a)	Presented as of period-end, except for net charge-offs and annualized net charge-off ratios. Information for the periods presented excludes the impact of Hilliard Lyons, which was sold on March 31, 2008.
(b)	Amounts subsequent to October 26, 2007 include the impact of Yardville. Amounts subsequent to April 4, 2008 include the impact of Sterling.
(c)	Increase in the first quarter of 2008 related to the impact of aligning small business and consumer loan charge-off policies.
(d)	Excludes certain satellite branches that provide limited products and service hours.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Dollars in millions except as noted	June 30 2008 (b)	March 31 2008	December 31 2007 (b)	September 30 2007	June 30 2007 (b)
OTHER INFORMATION (a) (b)
Home equity portfolio credit statistics:
% of first lien positions (c)	39%	39%	39%	39%	42%
Weighted average loan-to-value ratios (c)	72%	72%	73%	72%	70%
Weighted average FICO scores (d)	726	725	727	726	727
Annualized net charge-off ratio	.53%	.35%	.26%	.16%	.18%
Loans 90 days past due	.46%	.42%	.37%	.30%	.26%

Checking-related statistics:
Retail Banking checking relationships	2,328,000	2,305,000	2,272,000	2,275,000	1,967,000
Consumer DDA households using online banking	1,157,000	1,128,000	1,091,000	1,050,000	975,000
% of consumer DDA households using online banking	56%	55%	54%	52%	55%
Consumer DDA households using online bill payment	768,000	723,000	667,000	604,000	505,000
% of consumer DDA households using online bill payment	37%	35%	33%	30%	29%

Small business loans and managed deposits:
Small business loans	$13,582	$13,778	$13,049	$13,157	$5,410
Managed deposits:
On-balance sheet
Noninterest-bearing demand (e)	$6,043	$5,946	$5,994	$6,119	$4,250
Interest-bearing demand	1,851	1,911	1,873	2,027	1,505
Money market	3,349	3,398	3,152	3,389	2,595
Certificates of deposit	879	1,030	1,068	1,070	584
Off-balance sheet (f)
Small business sweep checking	2,958	2,976	2,780	2,823	1,933

Total managed deposits	$15,080	$15,261	$14,867	$15,428	$10,867

Brokerage statistics:
Financial consultants (g)	394	387	364	359	350
Full service brokerage offices	24	24	24	24	23
Brokerage account assets (billions)	$18	$18	$19	$19	$18

(a)	Presented as of period-end, except for the annualized net charge-off ratio, which is for the three months ended.

Information for the periods presented excludes the impact of Hilliard Lyons, which was sold on March 31, 2008.

(b)	This information excludes the impact of acquisitions between PNC’s acquisition date and the date of conversion of the acquired companies’ data onto PNC’s financial and operational systems because such information was not available prior to the conversion date. Therefore, information presented above as of June 30, 2007 excludes the impact of Mercantile Bankshares Corporation, which PNC acquired effective March 2, 2007 and converted during September 2007. Information presented above as of December 31, 2007 (except “Brokerage statistics”) excludes the impact of Yardville, which PNC acquired effective October 26, 2007 and converted during March 2008. Also, information presented above as of June 30, 2008 (except “Brokerage statistics”) excludes the impact of Sterling, which PNC acquired effective April 4, 2008 and expects to convert during August 2008.
(c)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited.
(d)	Represents the most recent FICO scores we have on file.
(e)	Balances for the first quarter of 2008 reflect a transfer of $140 million to the Corporate & Institutional Banking business segment.
(f)	Represents small business balances. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.
(g)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions except as noted	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
INCOME STATEMENT
Net interest income	$250	$241	$237	$204	$194
Noninterest income
Corporate service fees	145	123	137	161	139
Other	87	(122)	25	23	48

Noninterest income	232	1	162	184	187

Total revenue	482	242	399	388	381
Provision for credit losses	72	49	69	55	17
Noninterest expense	210	215	222	211	192

Pretax earnings (loss)	200	(22)	108	122	172
Income taxes (benefit)	66	(24)	17	35	50

Earnings	$134	$2	$91	$87	$122

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$11,879	$11,333	$10,747	$10,108	$9,766
Commercial real estate	5,501	5,146	4,938	4,538	4,537
Commercial - real estate related	2,939	2,902	2,637	2,347	2,299
Asset-based lending	5,241	4,974	4,748	4,601	4,525

Total loans (b)	25,560	24,355	23,070	21,594	21,127
Goodwill and other intangible assets	2,239	2,191	2,232	2,085	1,837
Loans held for sale	2,204	2,418	1,781	1,207	982
Other assets	5,889	6,281	4,641	4,544	4,531

Total assets	$35,892	$35,245	$31,724	$29,430	$28,477

Deposits
Noninterest-bearing demand	$7,393	$7,481	$7,851	$7,238	$6,953
Money market	5,301	5,026	4,995	4,960	4,653
Other	2,195	2,029	1,818	1,436	1,113

Total deposits	14,889	14,536	14,664	13,634	12,719
Other liabilities	4,905	5,679	4,452	3,109	2,960
Capital	2,436	2,462	2,357	2,132	2,050

Total funds	$22,230	$22,677	$21,473	$18,875	$17,729

PERFORMANCE RATIOS
Return on average capital	22%		15%	16%	24%
Noninterest income to total revenue	48		41	47	49
Efficiency	44	89%	56	54	50

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$244	$243	$244	$222	$206
Acquisitions/additions	11	5	8	36	28
Repayments/transfers	(7)	(4)	(9)	(14)	(12)

End of period (c)	$248	$244	$243	$244	$222

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$133	$133	$131	$121	$114
Capital Markets	$104	$76	$74	$73	$76
Commercial mortgage securitizations and valuations (e)	$49	$(146)	$(12)	$1	$11
Commercial mortgage loan servicing (f)	56	50	58	65	56

Commercial mortgage banking activities	$105	$(96)	$46	$66	$67
Total loans (g)	$26,075	$24,981	$23,861	$22,455	$21,662
Nonperforming assets (g)	$329	$317	$243	$141	$100
Net charge-offs	$35	$15	$39	$15	$7
Full-time employees (g)	2,310	2,218	2,290	2,267	2,084
Net carrying amount of commercial mortgage servicing rights (c) (g)	$681	$678	$694	$708	$493

(a)	See note (a) on page 12.
(b)	Includes lease financing.
(c)	Amounts subsequent to July 2, 2007 reflect the acquisition of ARCS Commercial Mortgage.
(d)	Represents consolidated PNC amounts.
(e)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income from loan servicing and ancillary services.
(g)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.

Global Investment Servicing (Unaudited) (a)

	Three months ended
Dollars in millions except as noted	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
INCOME STATEMENT
Servicing revenue (b)	$244	$238	$223	$216	$216
Operating expense (b)	186	181	167	159	158

Operating income	58	57	56	57	58
Debt financing	8	11	10	9	9
Nonoperating income (c)	1	1	1	2	1

Pretax earnings	51	47	47	50	50
Income taxes	18	17	15	17	18

Earnings	$33	$30	$32	$33	$32

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,305	$1,311	$1,315	$1,002	$1,005
Other assets	1,301	1,388	1,161	1,169	1,395

Total assets	$2,606	$2,699	$2,476	$2,171	$2,400

Debt financing	$935	$986	$989	$702	$734
Other liabilities	1,005	1,070	865	878	1,109
Shareholder’s equity	666	643	622	591	557

Total funds	$2,606	$2,699	$2,476	$2,171	$2,400

PERFORMANCE RATIOS
Return on average equity	20%	19%	21%	23%	24%
Operating margin (d)	24	24	25	26	27

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(e)
Domestic	$862	$875	$869	$806	$765
Offshore	126	125	121	116	103

Total	$988	$1,000	$990	$922	$868

Asset type (in billions)(e)
Money market	$400	$413	$373	$328	$286
Equity	358	358	390	377	373
Fixed income	126	128	123	117	118
Other	104	101	104	100	91

Total	$988	$1,000	$990	$922	$868

Custody fund assets (in billions)	$471	$476	$500	$497	$467

Shareholder accounts (in millions)
Transfer agency	19	19	19	19	20
Subaccounting	55	57	53	51	50

Total	74	76	72	70	70

OTHER INFORMATION
Period-end full-time employees	4,946	4,865	4,784	4,504	4,522

(a)	See note (a) on page 12.
(b)	Certain out-of-pocket expense items which are then client billable are included in both servicing revenue and operating expense above, but offset each other entirely and therefore have no net effect on operating income. Distribution revenue and expenses which relate to 12b-1 fees that are received from certain fund clients for the payment of marketing, sales and service expenses also entirely offset each other, but are netted for presentation purposes above.
(c)	Net of nonoperating expense.
(d)	Total operating income divided by servicing revenue.
(e)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available for sale debt securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the carrying amount by the allowance for loan losses associated with such loan or, if the market value is less than its carrying amount, by the amount of that difference.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities and other short-term investments; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Efficiency - Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Fair value - The price that would be received to sell an asset or the price that would be paid to transfer a liability on the measurement date using the principal or most advantageous market for the asset or liability in an orderly transaction between willing market participants.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, lease financing, consumer, and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage - The period to period percentage change in total revenue (GAAP basis) less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends divided by average common shareholders’ equity.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Return on average tangible common shareholders’ equity – Annualized net income less preferred stock dividends divided by average common shareholders’ equity less goodwill and other intangible assets (net of deferred taxes for both taxable and nontaxable combinations), and excluding mortgage servicing rights.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Tangible common equity ratio - Period-end common shareholders’ equity less goodwill and other intangible assets (net of eligible deferred taxes), and excluding mortgage servicing rights, divided by period-end assets less goodwill and other intangible assets (net of deferred taxes), and excluding mortgage servicing rights.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to nontaxable combinations), less equity investments in nonfinancial companies and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total return swap - A non-traditional swap where one party agrees to pay the other the “total return” of a defined underlying asset (e.g., a loan), usually in return for receiving a stream of LIBOR-based cash flows. The total returns of the asset, including interest and any default shortfall, are passed through to the counterparty. The counterparty is therefore assuming the credit and economic risk of the underlying asset.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other minority interest not qualified as Tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.